UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20 , 2005 (October 19, 2005)
TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 278-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES
ITEM 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 19, 2005, Mr. J. Michael Talbert resigned from TODCO’s Board of Directors. As previously reported in TODCO’s 2005 Proxy Statement on Schedule 14A, Mr. Talbert had notified TODCO that he intended to resign from the Board prior to December 22, 2005. Mr. Talbert is the Chairman of the Board of Directors of Transocean Inc. Transocean was formerly TODCO’s largest stockholder. Mr. Talbert’s decision to resign from the Board comes after Transocean sold its remaining shares of TODCO common stock in July 2005. TODCO’s Board of Directors has not made a determination as to when or whether a replacement will be appointed.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President & General Counsel

Dated: October 20, 2005